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                                                                   Exhibit 10.24

                                                           Date: 21 January 1997
                                                                 (4th Ed-Nov 96)






                                    STANDARD
                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                                     BETWEEN
                       THE NAVAL RESEARCH LABORATORY (NRL)
                                       AND
                       IMPLANT SCIENCES CORPORATION (ISC)



AGREEMENT ADMINISTRATORS


NRL:

Technology Transfer Office:    Dr. R. Rein, Code 1004, (202) 767-7230
Legal Counsel:                 Ms. H. J. Halper, Code 3008, (202) 767-2244
Program Manager:               Dr. Harry Dietrich, Code 6856, (202) 767-1381

ISC:

Preferred Contact:             Mr. Anthony J. Armini, (617) 246-0700
Legal Counsel:                 Mr. Peter B. Ellis of Foley, Hoag and Eliot

Agreement Title:               Ion Implantation Technology for GaN and
                               Related Alloys

Agreement Number:              NCRADA-NRL-97-132

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                                TABLE OF CONTENTS


ARTICLE 1. INTRODUCTION..................................................................  1

ARTICLE 2. SUMMARY.......................................................................  1

ARTICLE 3. BACKGROUND....................................................................  3
         4.1      "Agreement"............................................................  3
         4.2      "Computer Software"....................................................  4
         4.3      "Computer Software Documentation"......................................  4
         4.4      "Cooperative Research".................................................  4
         4.5      "Data".................................................................  4
         4.6      "Government"...........................................................  4
         4.7      "Government Purpose License Rights"....................................  4
         4.8      "Invention"............................................................  4
         4.9      "Made".................................................................  4
         4.10     "Party(ies)"...........................................................  5
         4.11     "Patent Application"...................................................  5
         4.12     "Proprietary Information"..............................................  5
         4.13     "Restricted Access Information"........................................  5
         4.14     "Subject  Data"........................................................  5
         4.15     "Subject Invention"....................................................  6
         4.16     "Unlimited Rights".....................................................  6

ARTICLE 5. OBJECTIVES....................................................................  6

ARTICLE 6. SCOPE AND RESPONSIBILITIES....................................................  6
         6.1      Scope..................................................................  6
         6.2      Responsibilities.......................................................  6
                  6.2.1    NRL Personnel, Facilities and Equipment ......................  6
                  6.2.2    ISC Personnel, Facilities and Equipment.......................  7

ARTICLE 7. REPRESENTATIONS AND WARRANTIES................................................  7
         7.1      Representations and Warranties of NRL..................................  7
         7.2      Representations and Warranties of ISC..................................  8

ARTICLE 8. FUNDING.......................................................................  9

ARTICLE 9. REPORTING AND PUBLICATIONS....................................................  9
         9.1      ISC Reports............................................................  9
         9.2      NRL Reports............................................................  9
         9.3      Agreement to Confer Prior to Publication............................... 10
         9.4      Classified or Militarily Critical Technologies (MCT) Information....... 10


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
ARTICLE 10. INTELLECTUAL PROPERTY............................................................  10
         10.1     Data Rights................................................................  10
                  10.1.1   Ownership, Rights, Use and Protection of Subject Data.............  10
                  10.1.2   Ownership, Rights, Use and Protection of Non-Subject Data.........  11
                  10.1.3   Determination and Marking of Proprietary and Restricted Access
                           Information.......................................................  12
         10.2     Copyrights.................................................................  12
                  10.2.1   Copyright by ISC..................................................  13
                  10.2.2   Copyright License to the Government...............................  13
                  10.2.3   Copyright Statement...............................................  13
         10.3     Patent Rights..............................................................  13

ARTICLE 11. PROPERTY.........................................................................  15
         11.1     Title to Pre-Existing Facilities and Equipment.............................  15
         11.2     Items Purchased by Parties.................................................  15
         11.3     Title to Developed Property................................................  15
         11.4     Property Costs.............................................................  16
         11.5     Disposal of Property.......................................................  16

ARTICLE 12. LIABILITIES......................................................................  16
         12.1     Government Liability.......................................................  16
         12.2     Indemnification by ISC.....................................................  16
         12.3     Force Majeure..............................................................  17

ARTICLE 13.  GENERAL PROVISIONS..............................................................  17
         13.1     Characteristics of the Agreement...........................................  17
                  13.1.1   Entire Agreement..................................................  17
                  13.1.2   Severability......................................................  17
                  13.1.3   Headings..........................................................  17
         13.2     Agreements between Parties.................................................  18
                  13.2.1   Governing Laws....................................................  18
                  13.2.2   Independent Contractors/Entities..................................  18
                  13.2.3   Amendments........................................................  18
                  13.2.4   Assignment/Subcontracting.........................................  18
                  13.2.5   Termination.......................................................  19
                  13.2.6   Notices...........................................................  20
                  13.2.7   Disputes..........................................................  21
                  13.2.8   Waivers...........................................................  21
                  13.2.9   Use of Name or Endorsements.......................................  21
         13.3     Handling of Hazardous Substances...........................................  22
         13.4     Officials Not to Benefit...................................................  22
         13.5     U.S. Competitiveness.......................................................  22
         13.6     Public Release of this Agreement Document..................................  22

ARTICLE 14. EFFECTIVE DATE AND DURATION......................................................  23

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
ARTICLE 15. SURVIVING PROVISIONS.............................................................  23

ARTICLE 16. SIGNATURES.......................................................................  24

APPENDIX A Statement of Work.................................................................  25

APPENDIX B Confirmatory Licence Agreement....................................................  29



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                                    STANDARD
                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                                     BETWEEN
                       THE NAVAL RESEARCH LABORATORY (NRL)
                                       AND
                       IMPLANT SCIENCES CORPORATION (ISC)

                             ARTICLE 1. INTRODUCTION

Under the authority of the Federal Technology Transfer Act of 1986 (Public Law 99-502, 20 October 1986, as amended) the Naval Research Laboratory (NRL) and Implant Sciences Corporation (ISC), whose corporate headquarters are located at 107 Audubon Road Wakefield, MA 01880-1245, do hereby agree and do enter into this COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT, which shall be binding upon both Parties and their assigns according to the clauses and conditions hereof and for the term and duration set herein.

                                ARTICLE 2.SUMMARY

Ion implantation is a process that is integral to the fabrication of a variety of semiconductor devices. It has had a unique role in the development of the III-V device and IC technology. The Electronics Science and Technology Division at NRL has been a leader in the development and application of implantation into III-V materials for over two decades. Currently, the III-V material, GaN, and the related alloys of AlGaN are the object of extensive research directed toward the development of high-temperature, highpower devices and MMICs. NRL is a leader in the design and fabrication of these devices and has a strong interest in the development of implantation techniques for this material.

GaN and the related alloys are unique among the III-V's in that they are "wide-bandgap" semiconductors. It is this feature that makes them attractive for high temperature and high-power electronics, but it is also the fundamental reason that implantation into these materials is somewhat difficult. It requires the ability to do implants into the substrates at elevated temperature and it requires novel encapsulation and anneal techniques for the activation of the implanted species. NRL is not well equipped to address these unique aspects of implantation into GaN and its related alloys.

Implant Sciences is a national leader in the implantation of the Group IV widebandgap material SiC. The researchers at this company have developed high-temperature implantation techniques for this material and contributed to the understanding and technology development for the anneal of this material. Many of the Universities and Industrial research groups in this country use the implant services of Implant Sciences for SiC doping. Much of the work done by Implant Sciences in their successful effort to develop a position of preeminence in this area is applicable to the development of an implantation technology for GaN.

The interests and complementary strengths of NRL and Implant Sciences have lead to the initiation of this CRADA. NRL and Implant Sciences will collaborate under the terms of this agreement to develop and implement, for device and IC fabrication, an implantation technology for GaN and its related alloys.


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                              ARTICLE 3. BACKGROUND

The Federal Technology Transfer Act of 1986, as amended, provides for making Federal laboratories' developments accessible to private industry, and to state and local governments, and for the improvement of economic, environmental and social well-being of the United States by stimulating the civil utilization of Federally-funded technology developments. NRL has extensive expertise and information in electronic materials development, and in keeping with the Federal Technology Transfer Act desires to make this expertise and technology available for use in the public sector.

ISC has the interest, resources, and technical expertise to incorporate the Navy developed work in products intended for sale. Therefore, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the Parties agree to the foregoing objectives and recitals and further agree as follows:

                              ARTICLE 4. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings and are equally applicable to both singular and plural forms of the terms defined:

         4.1 "Agreement" means this Cooperative Research and Development Agreement (CRADA).

         4.2 "Computer Software" means a combination of associated computer instructions and computer data definitions required to enable computer hardware to perform computational or control functions. Computer programs and computer data bases are included.

         4.3 "Computer Software Documentation" means data including computer listings and printouts in human-readable form which (a) documents the design or details of computer software, (b) explains the capabilities of the software, or
(c) provides operating instructions for using the software.

         4.4 "Cooperative Research" means research performed under this Agreement pursuant to the objectives, scope and responsibilities, and statement of work by NRL or ISC alone or working together.

         4.5 "Data" means recorded information of any kind of a scientific or technical nature, regardless of the form or method of the recording.

         4.6 "Government" means the Government of the United States of America.

         4.7 "Government Purpose License Rights" (GPLR) means the right to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only. Government purposes include competitive procurement, but do not include the right to have or permit others to use Data for commercial purposes.

         4.8 "Invention" means any invention or discovery which is or may be patentable under Title 35 of the United States Code.

         4.9 "Made" when used in relation to any Invention, means the conception or first actual reduction to practice of such invention.

         4.10 "Party(ies)" means the Navy participant(s) and/or the Non-Navy participant(s).

         4.11 "Patent Application" means U.S. or foreign patent application, continuation, continuation-in-part, divisional, reissue and/or reexamination on any Subject Invention.


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         4.12 "Proprietary Information" means information which embodies trade secrets developed at private expense or business commercial or financial information that is privileged or confidential provided that such information:

                  (a) is not known or available from other sources without obligations concerning its confidentiality;

                  (b) has not been made available by the owners to others without obligation concerning its confidentiality;

                  (c) is not already available to the Government without obligation concerning its confidentiality; and,

                  (d) has not been developed independently by persons who had no access to the Proprietary Information.

         4.13 "Restricted Access Information" means Subject Data generated by NRL that would be Proprietary Information if the information had been obtained from a non-Federal Party participating in a CRADA (15 U.S.C. Section 3710a). Under 15 U.S.C. Section 3710a(c)(7)(3), the Parties may mutually agree to provide appropriate protection of Restricted Access Information against dissemination for a period of up to five (5) years after development of the information.

         4.14 "Subject Data" means all Data first produced in the performance of the Agreement.

         4.15 "Subject Invention" means any Invention Made in the performance of work under this Agreement.

         4.16 "Unlimited Rights" means the right to use, duplicate, release or disclose Data or Computer Software in whole or in part, in any manner and for any purpose whatsoever, and to have or permit others to do so.

                              ARTICLE 5. OBJECTIVES

The objective of the parties to this agreement is to develop and implement for device and IC fabrication, an implantation technology for GaN and its related alloys.

                      ARTICLE 6. SCOPE AND RESPONSIBILITIES

6.1      Scope

         As agreed herein, the Parties provide personnel, facilities, equipment and, if agreed, funds from ISC to NRL to perform the cooperative research and development specified in the summary, objectives and statement of work. Such efforts shall support the electronic materials development mission of NRL. The Parties shall provide personnel knowledgeable in the development of implantation technology for GaN and its related alloys. The Parties shall develop and evaluate implantation technology for GaN and its related alloys as a potential commercial application of their contributing technologies.

6.2      Responsibilities

         6.2.1    NRL Personnel, Facilities and Equipment

                  The work performed by NRL will be performed under the program guidance of Dr. Harry Dietrich, Code 6856, who as the NRL Program Manager (NPL
PM) has the responsibility for the scientific and technical conduct of this project within the facilities of NRL or performed on behalf of NRL by third parties in support of this Agreement. ISC


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representatives who may perform experiments at NRL will be supervised by the ISC
Program Manager (ISC PM) in accordance with Article 13.2.2.

         6.2.2    ISC Personnel, Facilities and Equipment

                  The work performed by ISC will be performed under the program guidance of Mr. Anthony J. Armini, who as the ISC Program Manager (ISC PM) has the responsibility for the scientific and technical conduct of this project within the facilities of ISC or performed on behalf of ISC by third parties in support of this Agreement. NRL representatives who may perform experiments at ISC will be supervised by the NR-LI PM in accordance with Article 13.2.2.

                    ARTICLE 7.REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of NRL NFL hereby represents and warrants to ISC as follows:

         7.1.1 NRL is a Federal "laboratory" of the U.S. Navy, wholly owned by the U.S. Government, and whose substantial purpose is the performance of research, development, or engineering by employees of said Government (15 U.S.C.
Section 3710a(d)(2)(A)).

         7.1.2 The performance of the activities specified by this Agreement is consistent with the mission of NRL.

         7.1.3 The Official executing this Agreement has the requisite authority to do so.

         7.1.4 NRL makes no express or implied warranty as to the conditions of research or any Invention or product, whether tangible or intangible, Made or developed under this Agreement, or the merchantability, or fitness for a particular purpose of the research or any invention or product.

7.2 Representations and Warranties of ISC ISC hereby warrants and represents to NRL as follows:

         7.2.1 ISC, as of the date hereof, is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts.

         7.2.2 ISC has the requisite power and authority to enter into this Agreement and to perform according to the terms thereof.

         7.2.3 The Board of Directors and Stockholders of ISC have taken all actions required to be taken by law, its Certificate or Articles of Incorporation, its bylaws or otherwise, to authorize the execution and delivery of agreements, such as this Agreement.

         7.2.4 The execution and delivery of this Agreement does not contravene any material provision of, or constitute a material default under any material agreement binding on ISC or any valid order of any court, or any regulatory agency or other body having authority to which ISC is subject.

         7.2.5 ISC is not presently subject to debarment or suspension by an agency of the Government. Should ISC be debarred or suspended, ISC will so notify NRL, who may elect to terminate the Agreement.

         7.2.6 ISC is not directly or indirectly controlled by a foreign company or government (Executive order 12591, Section 4.(a)).

         7.2.7 ISC is a small business as defined in 15 U.S.C. Section 632 and implementing regulations (13 C.F.R. Section 121.101 et seq.) of the Administrator of the Small Business Administration. In simplest terms, this means fewer than 500 employees (see 13 C.F.R. Section 121.601).


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         7.2.8 ISC makes no express or implied warranty as to the conditions of research or any Invention or product, whether tangible or intangible, Made or developed under this Agreement, or the merchantability, or fitness for a particular purpose of the research or any Invention or product.

                                ARTICLE 8. FUNDING

Each Party will fund its own efforts.


                      ARTICLE 9. REPORTING AND PUBLICATIONS
9.1      ISC Reports

         ISC shall submit one written report to NRL each wear during the term of this Agreement on the progress of its work and the results being obtained and shall make available to NRL, to the extent reasonably requested, Subject Data produced by ISC in sufficient detail to explain the progress of work under this Agreement. ISC shall submit a final report of its results, including a listing of all Subject Inventions, to NRL within four (4) months after completing its performance under this Agreement.

9.2      NRL Reports

         NRL shall submit one written report to ISC each year during the term of this Agreement on the progress work and the results being obtained and shall make available to ISC, to the extent reasonably requested, Subject Data produced by NRL in sufficient detail to explain the progress of the work under this Agreement. NRL shall submit a final report of its results, including a listing of all Subject Inventions, to ISC within four (4) months after completing its performance under this Agreement.

9.3      Agreement to Confer Prior to Publication

         NRL and ISC agree to confer and consult prior to the publication of Subject Data to assure that no Proprietary Information is released and that patent rights are not jeopardized. Prior to submitting a manuscript for review which contains the results of research under this Agreement, or prior to publication if no such review is made each Party shall be offered an ample opportunity to review such proposed publication and to file patent applications in a timely manner, if it is so entitled under this Agreement.

9.4      Classified or Militarily Critical Technologies (MCT) Information

         All publications and presentations by ISC of Subject Data must be unclassified material and must be cleared by NRL for public release prior to presentation or publication to ensure that no classified, MCT (in accordance with the guidelines in the MCT List), or otherwise restricted data are included.

                        ARTICLE 10. INTELLECTUAL PROPERTY

10.1     Data Rights

         10.1.1 Ownership, Rights, Use and Protection of Subject Data

         Each Party shall have title to Subject Data generated by that Party. Each Party upon request to the other Party, shall have the right to review and to request delivery of all subject Data and delivery shall be made to the requesting Party within two weeks of the request. ISC shall have Unlimited Rights in all Subject Data generated by NRL. Each Party will hold in confidence and treat as company Proprietary Information all Restricted Access information for a period up to five years, as mutually agreed between the Parties. In accordance with 15 U.S.C.


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Section 3710a(c)(7)(B), Restricted Access Information will be protected by NRL from release under the Freedom of Information Act, 5 U.S.C. Section 552 as long as the information meets the definition of Restricted Access Information.

              The Government shall have Unlimited Rights in all Subject Data generated by ISC which is not Proprietary Information of ISC. Subject Data which is not Proprietary Information of ISC may be released by NRL where such release is required pursuant to a request under the Freedom of Information Act (5 U.S.C.
Section 552).

              The Government shall have Government Purpose License Rights in any Subject Data furnished by ISC to NRL under this Agreement which is Proprietary Information. ISC shall place a proprietary notice, in accordance with Article 10.1.3, on all information it delivers to NPL under this Agreement which it asserts is proprietary. Subject Data which is Proprietary information of ISC shall be protected by NRL from release under the Freedom of Information Act
(FOIA) for as long as the data meets the definition of Proprietary Information. NRL shall notify ISC promptly of any such request for release of ISC Proprietary Subject Data.

         10.1.2 Ownership, Rights, Use and Protection of Non-Subject Data Each Party shall have title to non-Subject Data generated by that Party. ISC shall have Unlimited Rights in all non-Subject Data provided under this Agreement by NRL.

                    The Government shall have Unlimited Rights in all ISC non-Subject Data which is provided under this Agreement and which is not Proprietary Information of ISC. Non-Subject Data which is not Proprietary Information of ISC may be released by NRL where such release is required pursuant to a request under the Freedom of Information Act (5 U.S.C. Section
552).

                    NRL shall use, reproduce and disclose any Proprietary Information that is non-Subject Data furnished by ISC to NRL under this Agreement only for the purpose of carrying out this Agreement, unless consent to other use or release is obtained from ISC. ISC shall place a proprietary notice, in accordance with Article 10.1.3, on all information it delivers to NRL under this Agreement which it asserts is proprietary. Non-Subject Data which is Proprietary Information of ISC shall be protected by NRL from release under the Freedom of Information Act (FOIA) for as long as the data meets the definition of Proprietary Information. NRL shall notify ISC promptly of any such request for release of ISC non-Subject Data.

         10.1.3 Determination and Marking of Proprietary and Restricted Access Information ISC shall place a proper Proprietary notice on each page of all Subject and non- Subject Data it delivers to NRL under this Agreement which ISC asserts is Proprietary Information. Restricted Access Information will be marked in a manner similar to the following:

"RESTRICTED ACCESS INFORMATION - TREAT AS PROPRIETARY TO IMPLANT
SCIENCES CORPORATION."

                    NRL will review all such designated Proprietary and Restricted Access Information and, in consultation with ISC, will determine whether it qualifies as "Proprietary or Restricted Access Information" in accordance with the criteria of Articles 4.12 and 4.13.

10.2     Copyrights

         10.2.1     Copyright by ISC

         ISC may copyright works of authorship prepared pursuant to this CRADA that may be copyrighted under Title 17, U.S. Code.

         10.2.2     Copyright License to the Government


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                    ISC grants a nonexclusive, nontransferable, irrevocable,
royalty-free copyright license throughout the world in the exclusive rights in copyrighted works of authorship (17 U.S.C. Section 106) prepared pursuant to this Agreement to the Government for Government purposes, including the right to permit others to use this license for Government purposes.

         10.2.3     Copyright Statement

                    ISC shall include the following statement on any mask work or work of authorship created in the performance of this Agreement: "The U.S. Government has a copyright license in this work pursuant to a CRADA with NRL."

10.3     Patent Rights

         Employees of either Party will report a Subject Invention to their employer within 90 days. Each Party will notify the other Party of a Subject Invention within 90 days of the report by its employee(s). After reporting the Invention to the other Party, the Party entitled to own the Subject Invention shall have 90 days in which to decide whether to file an application for Patent, and to notify the other Party of the decision. If the entitled Party declines, or upon the expiration of the 90 days without notification, the other Party shall have an opportunity to file and take title to the invention, subject to the retention of a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Subject Invention or have the invention practiced throughout the world by or on behalf of the Party whose employee(s) Made the Subject Invention. Each Party shall be entitled shall be entitled to own the Subject Inventions of its employees. Each Party whose employee(s) contributed to the Making of a jointly Made Subject Invention shall have title, in the form of an undivided interest, in the Subject Invention. The Parties shall confer on all jointly Made Subject Inventions to determine which Party will file an application for Patent. NRL gives ISC the option, to be exercised within 180 days after the filing of an Application for Patent, of acquiring an exclusive license in the Government's rights in any Subject Invention. An exclusive license will be in the field of use of Measuring and Controlling Devices, Standard Industrial Classification (SIC code 3629), subject to a reasonable royalty and subject to the retention of a nonexclusive license. For any Subject Invention, each Party hereby grants to the other Party a nonexclusive license. All exclusive license options or nonexclusive licenses granted in Subject Inventions are subject to the reservation of a nonexclusive, nontransferable, irrevocable, paid-up license to practice a Subject Invention Made by employees of the granting Party or have that Subject Invention practiced throughout the world by or on behalf of that other Party.

         In the event both Parties decline to file a Patent Application, the Government will renounce its entitlement and leave all rights to the inventor(s) who may retain ownership of the Invention, subject to the granting to the Parties of a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Invention or have the Invention practiced throughout the world by or on behalf of each Party. ISC may, at their sole discretion, renounce, its entitlement and leave all rights to the inventor(s) who may retain ownership of the Invention, subject to the granting to the Parties of a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Invention or have the Invention practiced throughout the world by or on behalf of each Party.

         No nonexclusive license conveyed under this Agreement shall be assigned, licensed or otherwise disposed of except to the successor of that part of ISC's business to which such license pertains.

         Each Party shall provide the other Party with copies of any Payment Applications it files on any Subject Invention along with the right to inspect and make copies of all documents retained in the patent or other intellectual property application files other than Proprietary


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Information. For each nonexclusive license granted under this Agreement, each
Party shall provide to the other Party the Confirmatory License Agreement in Appendix B.

                               ARTICLE 11.PROPERTY

11.1     Title to Pre-Existing Facilities and Equipment

         Each Party Shall retain title to all its preexisting property, facilities, equipment or other resources provided under the Agreement.

11.2     Items Purchased by Parties

         Each Party shall retain title to all property, facilities, equipment or other resources which they purchased. Property purchased by the Government with ISC's funds shall be Government Property.

11.3     Title to Developed Property

         All equipment developed under this Agreement shall be the property of the developing Party. Jointly developed equipment having components provided by both Parties shall be the property of the Government. Jointly developed equipment having all components provided by ISC shall be the property of ISC.

11.4     Property Costs

         During the period of this Agreement, ISC shall be responsible for all costs on maintenance, removal, storage, repair, and shipping of the NRL owned Eaton 6200 Ion Implanter provided to ISC by NRL to carry out the research described in the SOW (Appendix A). Upon completion of this Agreement, the Eaton 6200 Ion Implanter will be returned to NRL, at NRL's expense, or transferred to an existing government/ISC contract should it be in the best interest of the government.

11.5     Disposal of Property

         Disposal of property will be in accordance with applicable disposal laws and regulations.

                             ARTICLE 12.LIABILITIES

12.1     Government Liability

         The Government's responsibility for injury or loss of property or personal injury or death caused by the negligent or wrongful act or omission of any employee of the Government while acting within the scope of his office or employment will be in conformance with the Federal Tort Claims Act (28 U.S.C.
Section 2671 et seq.). Except as provided by the Federal Tort Claims Act, the Government shall not be liable to ISC for any claims whatsoever, including loss of revenue, profits, or other indirect or consequential damages.

12.2 Indemnification by ISC

         ISC holds the Government harmless and agrees to indemnify the Government for all liabilities, claims, demands, damages, expenses, and losses of any kind arising out of the performance by ISC or other entity acting on behalf of or under the authorization of ISC under this Agreement. The word "other" does not include the NRL or "employee of the Government while acting within the scope of his office or employment" as used in Article 12.1.

12.3 Force Majeure

         No Party shall be liable for the consequences of any unforeseeable force majeure event that (1) is beyond their reasonable control, (2) is not caused by the fault or negligence of such Party, (3) causes such Party to be unable to perform its obligations under this Agreement and (4) cannot be overcome by the exercise of due diligence. In the event of the occurrence of a force


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majeure event, the Party unable to perform shall promptly .notify the other
Party. It shall further pursue its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

                         ARTICLE 13. GENERAL PROVISIONS

13.1     Characteristics of the Agreement

         13.1.1     Entire Agreement

                    This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior understanding or written or oral agreement relative to said matter.

         13.1.2     Severability

                    The illegality or invalidity of any provisions of this Agreement shall not impair, affect or invalidate the other provisions of this Agreement.

         13.1.3     Headings

                    Titles and headings of the sections and subsections of this Agreement are for convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation thereof.

13.2 Agreements between Parties

         13.2.1     Governing Laws

                    The Parties agree that United States Federal Law shall govern this Agreement for all purposes.

         13.2.2     Independent Contractors/Entities

                    The relationship of the Parties to this Agreement is that of independent contractors and not as agents of each other or as joint venturers or Partners. Each Party shall maintain sole and exclusive control over its personnel and operations.

         13.2.3     Amendments

                    If any Party desires a modification in this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring change, confer in good faith to determine the desirability of such modification. Such modification shall not be effective until a written amendment is signed by the Agreement signatories or their successors.

         13.2.4     Assignment/Subcontracting

                    13.2.4.1 If either Party subcontracts or grants to a third Party any portion cf the work to be accomplished under this Agreement, then the contracting Party shall remain fully responsible for that portion of the work, and the subcontractor is not a Party to the Agreement.

                    13.2.4.2 Except as otherwise provided in this Agreement, this Agreement or any license thereunder shall not be assigned or otherwise transferred by any Party without the prior written consent of the other Party, except to the successor of that part of ISC's business to which this Agreement or such license pertains.

                    13.2.4.3 In the event that ISC or its successors or assignees shall become, during the term of this Agreement, directly or indirectly controlled by a foreign company or government (Executive Order 12591, Section 4.(a)), then ISC shall immediately notify NRL to that effect. If ISC becomes foreign-controlled during the term of this Agreement, NRL, after consultation with the U.S. Trade Representative in accordance with Executive Order 12591, may cancel any option for an exclusive or partially exclusive license to a Subject Invention and may terminate any exclusive or partially exclusive licenses of patents in Subject Inventions entered into which the Government has title, and which have been licensed under this Agreement.

         13.2.5     Termination

                    13.2.5.1 Termination by Mutual Consent

                             ISC and NRL may elect to terminate this Agreement
at any time by mutual consent. In such event the Parties shall specify the disposition of all Subject Inventions and other results of work accomplished or in progress, arising from or performed under this Agreement, and they shall specify the disposal of all property in a manner consistent with this Agreement, any license hereunder and the property disposal laws and regulations.

                    13.2.5.2 Unilateral Termination

                           Either Party may unilaterally terminate this entire
Agreement at any time by giving the other Party written notice, not less than thirty (30) days prior to the desired termination date. If ISC unilaterally terminates this Agreement, any option for an exclusive or partially exclusive license to a Subject Invention and any exclusive or partially exclusive license to a Subject Invention entered into by the Parties shall be simultaneously terminated unless the Parties agree to retain such option or exclusive license.

                    13.2.5.3  No New Commitments

                           NRL shall make no new commitments after receipt of a
written termination notice from ISC and shall, to the extent practicable, cancel all outstanding commitments by the termination date.

         13.2.6     Notices

                    All notices pertaining to or required by this Agreement shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, addressed as follows:

         If to ISC

                    Mr. Anthony J. Armini
                    Implant Sciences Corporation
                    107 Audubon Road Wakefield, MA 01880-1245

ALL      COVER CORRESPONDENCE SHALL REFER TO NAVY CRADA NUMBER
         "NCRADA-NRL-97-132." If to NRL:

                    The Commanding Officer
                    Naval Research Laboratory, Code 1000
                    4555 Overlook Avenue, S.W.
                    Washington, DC 20375-5320

Any Party may change such address by notice given to the other Party in the manner set forth above.

         13.2.7     Disputes

                    13.2.7.1 Settlement

                           NRL and ISC agree to use all reasonable efforts to
reach a fair settlement cf any dispute. If such efforts are unsuccessful, remaining issues in dispute will be referred to the signatories or their successors for resolution. If a dispute continues, the remaining issues may be submitted to the Chief of Naval Research, or his designee, for resolution. Nothing in this Agreement is intended to prevent ISC from pursuing disputes in a Federal Court of competent jurisdiction.

                    13.2.7.2 Continuation of Work

                           Pending the resolution of any dispute or claim
pursuant to this Article, the Parties agree that performance of all obligations under this Agreement shall be diligently pursued.

         13.2.8   Waivers

                  None of the provisions of this Agreement shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of any Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any right of any Party hereto.

         13.2.9   Use of Name or Endorsements

                  Except as provided for in Article 10.2.3, ISC shall not use the name of NRL or any other Government entity on any product or service which is directly or indirectly related to either this Agreement or any patent license or assignment associated with this Agreement without the prior approval of NRL. By entering into this Agreement, NRL does not directly or indirectly endorse any product or service provided, or to be provided, by ISC, its successors, assignees, or licensees. ISC shall not in any way imply that this Agreement is an endorsement of any such product or service.

13.3     Handling of Hazardous Substances

         Each Party shall be responsible for the handling, control, and disposition of any and all hazardous substances or waste in its custody during the course of this Agreement. At the conclusion of this Agreement, each Party shall be responsible for the handling, control, and disposition of any and all hazardous substances cr waste still in its possession. Each Party shall obtain at its own expense all necessary permits and licenses as required by local, State, and federal law and shall conduct such handling, control, and disposition in a lawful and environmentally responsible manner.

13.4     Officials Not to Benefit

         No member of or delegate to the United States Congress shall be admitted to any share or part of this Agreement or to any benefit that may arise therefrom.

13.5     U.S. Competitiveness

         ISC agrees that any products, processes or services using intellectual property arising from the performance of this Agreement shall be manufactured substantially in the United States.

13.6     Public Release of this Agreement Document

         This Agreement document is releasable to the public.

                     ARTICLE 14.EFFECTIVE DATE AND DURATION

14.1 This Agreement shall enter into force on the date of the last signature of the Parties.

14.2 This Agreement shall terminate three (3) years after its effective date.

                         ARTICLE 15.SURVIVING PROVISIONS

The articles covering Definitions, Funding, Reporting and Publications, Intellectual Property, Property, Liabilities, General Provisions, and Surviving Provisions shall survive the termination of this Agreement.

                              ARTICLE 16.SIGNATURES

Entered into this 22nd day of January   , 1997, for Implant Sciences Corporation

By:     /s/ A.J. Armini
---------------------------------------
Title:  president
---------------------------------------

Entered into this 28th  day of January   , 1997, for the Department of the Navy

By:     /s/ B.W. Buckley
----------------------------------------------
Title:  Captain, U.S. Navy, Commanding Officer
----------------------------------------------

                                   APPENDIX A



                                STATEMENT OF WORK
                                     BETWEEN
                       THE NAVAL RESEARCH LABORATORY (NRL)
                                       AND
                       IMPLANT SCIENCES CORPORATION (ISC)
                                       ON
             ION IMPLANTATION TECHNOLOGY FOR GaN AND RELATED ALLOYS

                                STATEMENT OF WORK

The interests and complementary strengths of NRL and Implant Sciences have lead to the initiation of this CRADA. NRL and Implant Sciences will collaborate under the terms of this agreement to develop and implement for device and IC fabrication, an implantation -technology for GaN and its related alloys.

NRL WILL BE RESPONSIBLE FOR THE FOLLOWING TASKS:
         Define the implantation development required for the emerging GaN electronic device and IC technology.

2. Collaborate with Implant Sciences in the design of experiments to do parametric studies of the electrical activation of n- and p-type dopants implanted into GaN as a function of implant dose, implant temperature and anneal conditions.

3. Consult with Implant Sciences with regard to the development of anneal techniques for implanted GaN and related alloys.

4. Perform routine and advanced electrical and optical characterization of the implanted and annealed structures. These will include Hall measurements which supplement the studies carried out by Implant Sciences, CV profiling, low-temperature photoluminescence measurements and DLTS measurements for defect characterization.

5. Design, fabricate and test advanced electronic devices and ICs that utilize implanted GaN. These devices and ICs will be used to evaluate the implant technology developed through the collaborative efforts of Implant Sciences and NRL and to demonstrate its utility to the emerging GaN based electronic device technology.

ISC WILL BE RESPONSIBLE FOR THE FOLLOWING TASKS:

1. Collaborate with NRL in the design of experiments to do parametric studies of the electrical activation of n and p type dopants implanted into GaN as a function of implant dose, implant temperature, and anneal conditions.

2. Develop and execute implantation techniques appropriate to GaN. These would include high-temperature implantation techniques which suppress nitrogen loss from the substrate, co-implantation techniques for enhanced activation of both p-and n-type dopants and low-temperature implantation techniques. task is not to exceed 20 hours per month. The implantation task is not to exceed 20 hours per month.

3. Develop techniques for the anneal of implanted GaN with an emphasis on the suppression of nitrogen loss at high temperature.

4. Do routine electrical characterization, Hall measurements, to characterize the activation of the implanted species as a function of anneal.

5. Establish a routine implantation process that is made commercially available to the GaN research and device community.

6.       [Redacted text]

                                   APPENDIX B

                              CONFIRMATORY LICENSE
                                    AGREEMENT

1.  APPLICATION FOR (Title of invention)


2.  INVENTOR(S) AND AFFILIATION


3.  PATENT APPLICATION SERIAL NO.


4.  PATENT APPLICATION FILING DATE


5.  NAVY ACTIVITY (Name, address, point of contact)

6.  NON-NAVY ACTIVITY (Name, address, point of contact)


7.  CRADA AGREEMENT NO.


8.  DATE OF THIS AGREEMENT


9. The invention identified about is a "Subject Invention" under Article 10.3 Patent Rights included with the CRADA identified in Box 7 between the Department of the Navy and Non-Navy Activity identified in Box 6.

This document is confirmatory of the nonexclusive, irrevocable, paid-up license to practice the identified Subject Invention or have that Subject Invention practiced throughout the world by or on behalf of the receiving party, and of all other rights acquired by the receiving party by the referenced clause.


This license it granted to

_____ the government                                  (Select one)

_____ Non-Navy Activity identified in Box 6

under this CRADA in the identified invention, patent application and any resulting patent.

The license is hereby granted an irrevocable power to inspect and make copies of the above-identified patent application.


                                              ACTIVITY NAME OF LICENSOR
--------------------------------------------
                                              SIGNATURE
--------------------------------------------
                                              NAME (Typed or Printed)
---------------------------------------------
                                              TITLE
---------------------------------------------
                                              BUSINESS TELEPHONE
---------------------------------------------


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